Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

November 17, 2022

DZS Inc.

5700 Tennyson Parkway, Suite 400

Plano, Texas 75024

Ladies and Gentlemen:

We have acted as counsel to DZS Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale in an underwritten public offering (the “Offering”) of an aggregate of up to 3,883,912 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes (i) 2,507,750 shares of Common Stock (the “Primary Firm Shares”) to be issued and sold by the Company, (ii) 869,565 shares of Common Stock (the “Secondary Firm Shares”) to be offered and sold by DASAN Networks, Inc. (the “Selling Stockholder”), (iii) up to an additional 376,162 shares of Common Stock (the “Primary Option Shares” and, together with the Primary Firm Shares, the “Primary Shares”) to be issued and sold by the Company upon exercise of the underwriters’ option to purchase additional shares and (iv) up to an additional 130,435 shares of Common Stock (the “Secondary Option Shares” and, together with the Secondary Firm Shares, the “Secondary Shares”) to be issued and sold by the Selling Stockholder upon exercise of the underwriters’ option to purchase additional shares, pursuant to that certain Underwriting Agreement dated November 16, 2022 (the “Underwriting Agreement”) by and between the Company, the Selling Stockholder and Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters identified therein.

We refer to the registration statement on Form S-3 (Registration Statement No. 333-262634) with respect to the Primary Shares being sold by the Company and the Secondary Shares being sold by the Selling Stockholder in the Offering (as amended, the “Registration Statement”), which Registration Statement was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 10, 2022 and became effective on May 11, 2022. The final prospectus supplement dated November 16, 2022 (the “Prospectus Supplement”), which together with the accompanying prospectus dated May 11, 2022 filed with the Registration Statement, has been filed pursuant to Rule 424(b) promulgated under the Securities Act.

As the basis for the opinion hereinafter expressed, we examined the Restated Certificate of Incorporation of the Company, dated as of February 28, 2017, as amended to date, the Amended and Restated Bylaws of the Company, effective as of March 8, 2021, the Underwriting Agreement, the Delaware General Corporation Law, corporate records and documents related to the Company, certificates of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the original copies of such documents.

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Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that (i) the Primary Shares, when issued and delivered in the Offering on behalf of the Company against payment therefor as described in the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and (ii) the Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the federal laws of the United States of America and the laws of the state of Delaware, each as in effect on the date hereof.

At your request, this opinion is being furnished to you for filing as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof. We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.